UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 28, 2013
CELANESE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-32410	98-0420726

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
222 West Las Colinas Blvd. Suite 900N, Irving, TX 75039
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: (972) 443-4000

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry into a Material Definitive Agreement
On August 28, 2013, Celanese Corporation (the “Company”), through certain of its subsidiaries, entered into an accounts receivable securitization facility (the “Facility”) pursuant to (i) a Purchase and Sale Agreement (the “Sale Agreement”) among certain subsidiaries of the Company (each an “Originator”), Celanese International Corporation (“CIC”), and CE Receivables LLC, a newly formed, wholly-owned, “bankruptcy remote” special purpose subsidiary of an Originator (the “Transferor”), and (ii) a Receivables Purchase Agreement (the “Purchase Agreement” and, together with the Sale Agreement, the “Agreements”) among CIC, as servicer, the Transferor, various Conduit Purchasers, Related Committed Purchasers, and LC Banks (collectively the “Purchasers”) and Purchaser Agents, and The Bank of Tokyo-Mitsubishi UFJ, Ltd., New York Branch, as administrator (the “Administrator”).
Pursuant to the Sale Agreement, each Originator will sell or contribute, on an ongoing basis, substantially all of its accounts receivable and related assets and rights, to the Transferor. Pursuant to the Purchase Agreement, the Transferor may obtain up to $135 million (in the form of cash and/or letters of credit for the benefit of the Company and its subsidiaries) from the Purchasers through the sale of undivided interests in its accounts receivable and related assets and rights. Fundings under the Purchase Agreement will be repaid as accounts receivable are collected, with settlement generally occurring monthly. New fundings will be available for advancement as new accounts receivable are originated by the Originators and sold to the Transferor. The Facility has a term of three years, and can be extended for successive one year terms by agreement of the parties.
The Originators, CIC and the Transferor provide customary representations and covenants under the Agreements. Receivables in the Facility are subject to customary criteria, limits and reserves. The Purchase Agreement provides for certain Termination Events, as defined therein, including, but not limited to, the failure to pay discount or interest (“yield”) and other amounts due, defaults on certain indebtedness, certain judgments, insolvency events, change in control, and breach of certain representations, warranties, covenants and receivables-based performance triggers, upon the occurrence of which the Administrator may declare the Termination Date, as defined therein, to have occurred.
Pursuant to the Purchase Agreement, the yield paid by the Transferor will generally be determined based on the rate for commercial paper issued by the Conduit Purchasers, or, if funded by the Related Committed Purchasers, LIBOR, plus a margin. Different yield rates apply if a Termination Event has occurred. The Transferor will also be required to pay a facility fee, various letter of credit fees and an agent fee.
The transactions contemplated by the Facility will be accounted for as secured borrowings, resulting in the funding and related receivables being shown as liabilities and assets, respectively, on the Company's consolidated balance sheet and the costs associated with the Facility being recorded as interest expense. Once sold to the Transferor, the accounts receivable and related assets and rights will be legally separate and distinct from the assets of the Originators and the Company and will not be available to the Originators or the Company's creditors should the Originators or the Company become insolvent. All of the Transferor's assets have been pledged to the Administrator in support of its obligations under the Purchase Agreement.
Celanese US Holdings LLC, a wholly-owned subsidiary of the Company (“Celanese US”), has provided to the Administrator (for the benefit of the Purchasers) a customary Performance Guaranty (the “Guaranty”) pursuant to which Celanese US has agreed to guaranty the performance by the Originators and CIC of their respective obligations under the Agreements. Celanese US' liability specifically excludes the uncollectability of any accounts receivable purchased by the Transferor.
The foregoing descriptions of the material terms of the Agreements and the Guaranty are qualified in their entirety by reference to the Sale Agreement, the Purchase Agreement and the Guaranty, which are filed as Exhibits 10.1, 10.2 and 10.3, respectively, to this Current Report and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
The information included in Item 1.01 of this Current Report is incorporated by reference into this Item 2.03.

Item 9.01     Financial Statements and Exhibits
(d) Exhibits

Exhibit Number
Description

10.1	Purchase and Sale Agreement, dated August 28, 2013, among Celanese Acetate LLC, Celanese Ltd. and Ticona Polymers, Inc. and CE Receivables LLC
10.2
Receivables Purchase Agreement, dated August 28, 2013, among Celanese International Corporation, CE Receivables LLC, various Conduit Purchasers, Related Committed Purchasers, LC Banks and Purchaser Agents, and The Bank of Tokyo-Mitsubishi UFJ, Ltd., New York Branch, as administrator

10.3	Performance Guaranty, dated August 28, 2013, by Celanese US Holdings LLC in favor of The Bank of Tokyo-Mitsubishi UFJ, Ltd., New York Branch, as administrator

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELANESE CORPORATION
By:	/s/ James R. Peacock III
Name:	James R. Peacock III
Title:	Vice President, Deputy General Counsel and Assistant Corporate Secretary

Date:	September 3, 2013

INDEX TO EXHIBITS

Exhibit Number
Description

10.1	Purchase and Sale Agreement, dated August 28, 2013, among Celanese Acetate LLC, Celanese Ltd. and Ticona Polymers, Inc. and CE Receivables LLC
10.2
Receivables Purchase Agreement, dated August 28, 2013, among Celanese International Corporation, CE Receivables LLC, various Conduit Purchasers, Related Committed Purchasers, LC Banks and Purchaser Agents, and The Bank of Tokyo-Mitsubishi UFJ, Ltd., New York Branch, as administrator

10.3	Performance Guaranty, dated August 28, 2013, by Celanese US Holdings LLC in favor of The Bank of Tokyo-Mitsubishi UFJ, Ltd., New York Branch, as administrator